Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report of Apollo Medical Holdings, Inc. (the “Company”) on Form 10-Q for the transition period from February 1, 2014 to March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mitchell R. Creem, Chief Financial Officer and Principal Accounting Officer of the Company, certify, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. section 1350 and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Dated: July 7, 2014	By:	Mitchell R. Creem

/S/ Mitchell R. Creem

Chief Financial Officer